   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 2001

                                                      REGISTRATION NO. 033-46260
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -----------------------------


                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            SPRINGS INDUSTRIES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                 South Carolina
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   57-0252730
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                      (I.R.S. Employer Identification No.)

                             205 North White Street
                         Fort Mill, South Carolina 29715
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              (Address of Principal Executive Offices and Zip Code)

                            Springs Industries, Inc.
                            1991 Incentive Stock Plan
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                            (Full Title of the Plans)

                                C. Powers Dorsett
              Senior Vice President--General Counsel and Secretary
                            Springs Industries, Inc.
                             205 North White Street
                         Fort Mill, South Carolina 29715
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                     (Name and Address of Agent For Service)

                                 (803) 547-1500
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          (Telephone Number, Including Area Code, of Agent For Service)

================================================================================

                       DEREGISTRATION OF UNSOLD SECURITIES



                  The Registration Statement on Form S-8 (Registration No. 033-46260) (the "Registration Statement") of Springs Industries, Inc. ("Springs") pertaining to 850,000 shares of Class A common stock of Springs to which this Post-Effective Amendment No. 2 relates became effective on March 9, 1992.

                  In accordance with an undertaking made by Springs in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, Springs hereby removes from registration the securities of Springs registered but unsold under the Registration Statement.

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fort Mill, State of South Carolina, on November 13, 2001.



                                       SPRINGS INDUSTRIES, INC.


                                       By:   /s/ C. Powers Dorsett
                                             -----------------------------
                                             C. Powers Dorsett
                                             Senior Vice President-General
                                             Counsel and Secretary







                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Principal Executive Officer:             /s/ Crandall C. Bowles                              Date:
                                         -----------------------------------------------     November 13, 2001
                                         Crandall C. Bowles
                                         Chairman and Chief Executive Officer
                                         and Director
                                                                                             Date:
Principal Financial Officer:             /s/ Kenneth E. Kutcher                              November 13, 2001
                                         -----------------------------------------------
                                         Kenneth E. Kutcher
                                         Executive Vice President &
                                         Chief Financial Officer
                                                                                             Date:
Principal Accounting Officer:            /c/ Charles M. Metzler                              November 13, 2001
                                         -----------------------------------------------
                                         Charles M. Metzler
                                         Vice President-Controller

Director:                    /s/ Leroy S. Close                                            Date:
                             --------------------------------------------------            November 13, 2001
                             Leroy S. Close


Director:                    /s/ Robert P. Lee                                             Date:
                             --------------------------------------------------            November 12, 2001
                             Robert P. Lee


Director:                    /s/ W. Gerald McConnell                                       Date:
                             --------------------------------------------------            November 12, 2001
                             W. Gerald McConnell


Director:                    /s/ David A. Stockman                                         Date:
                             --------------------------------------------------            November 12, 2001
                             David A. Stockman


Director:                    /s/ Daniel P. Tredwell                                        Date:
                             --------------------------------------------------            November 12, 2001
                             Daniel P. Tredwell